EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S- 8) pertaining to the Grey Global Group Inc. 1998 Senior Management Incentive Plan of our report dated March 12, 2002, with respect to the consolidated financial statements of Grey Global Group Inc. and consolidated subsidiary companies included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


New York, New York
December 23, 2002